Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Southern National Bancorp of Virginia, Inc.

McLean, Virginia

We hereby consent to the incorporation by reference in the Registration Statement n Form S-8 (No. 333-138636) of Southern National Bancorp of Virginia, Inc. of our report dated February 23, 2007, relating to the consolidated financial statements for the year ended December 31, 2006, which appear in this Form 10K.

BDO Seidman, LLP

Richmond, Virginia

March 10, 2009